UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)
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PIXELWORKS, INC.
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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 26, 2006

A Special Meeting of Shareholders of Pixelworks, Inc. will be held Thursday, October 26, 2006 at 2:00 p.m. Pacific Daylight Time at our principal executive offices, 8100 SW Nyberg Road, Tualatin, Oregon, in order to approve a proposed exchange of eligible outstanding stock options for a lesser number of stock options. No other business may properly be brought before the meeting.

Shareholders who owned shares of our common stock at the close of business on Friday, September 15, 2006 are entitled to receive notice of, attend and vote at the meeting.

Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. For specific voting instructions, please refer to the information provided with your proxy card and in this proxy statement. You may attend the meeting in person even if you send in your proxy. Retention of the proxy is not necessary for admission to or identification at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/  Allen H. Alley

Allen H. Alley
Chairman of the Board, President and
Chief Executive Officer

Tualatin, Oregon
October 5, 2006

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
PROPOSAL TO APPROVE AN OPTION EXCHANGE PROGRAM
VOTING SECURITIES
EXECUTIVE COMPENSATION
DIRECTORS’ COMPENSATION
DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
OTHER MATTERS

PIXELWORKS, INC.
8100 SW Nyberg Road
Tualatin, Oregon 97062

PROXY STATEMENT

2006 SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 26, 2006

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We are mailing this proxy statement, with the accompanying proxy card, to you on or about October 5, 2006 in connection with the solicitation of proxies by the Board of Directors of Pixelworks, Inc. (the “Company”) for a special meeting of shareholders to be held on October 26, 2006, and any adjournment or postponement of that meeting. The meeting will be held 2:00 p.m. Pacific Daylight Time at our principal executive offices, 8100 SW Nyberg Road, Tualatin, Oregon. You are invited to attend the special meeting, and we request that you vote on the proposal described in this proxy statement. You do not need to attend the meeting in person to vote your shares. You may simply complete, sign and return your proxy card in order to have your shares voted at the meeting on your behalf.

You are being asked to approve an exchange of certain outstanding stock options for a lesser number of stock options in accordance with a 4-to-1 exchange ratio. Eligible options have exercise prices greater than or equal to $4.75 per share and were granted under the Pixelworks, Inc. 1997 Stock Incentive Plan, as amended (the “1997 Plan”), and the Pixelworks, Inc. 2001 Nonqualified Stock Option Plan (the “2001 Plan”) (taken together, the “Old Stock Option Plans”). All employees are eligible to participate in the exchange program except for the five most highly compensated executive officers. Members of the Board of Directors are not eligible to participate in the program.

Why are we recommending that shareholders approve this proposal?

The exchange is beneficial to shareholders as it reduces the significant equity award “overhang” represented by outstanding stock options and motivates employees to help return the Company to profitability. Our stock price has experienced volatility and a significant decline in value during the past year. As a result, many of our employees hold options with exercise prices significantly higher than the current market price of our common stock. We believe these “out-of-the-money” options are no longer effective as performance and retention incentives and they have created a significant equity award overhang.

The exchange can reduce the equity award overhang for three reasons. First, the options eligible for exchange were granted out of the Old Stock Option Plans and these plans were replaced by the Pixelworks, Inc. 2006 Stock Incentive Plan (the “2006 Plan”) when approved by shareholders in May 2006. As a result, the shares associated with the surrendered option will be retired since they are associated with an expired Old Stock Option Plan. Second, the new grants would be exchanged according to the 4-to-1 exchange ratio, and thus would include 75% fewer shares than those associated with the surrendered grant. Third, the shares associated with the smaller, new option grants would come out of the pool associated with the 2006 Plan, thus reducing the potential grants available from that pool in the future.

Why is this proposal being submitted at a special meeting instead of an annual meeting?

Our management and Board of Directors believe that the longer we wait to implement the exchange program the more risk there will be to our ability to retain employees that we believe are needed to contribute to the future growth and success of our business. Therefore, we do not believe it prudent to wait until our next annual meeting in May 2007 to act on this proposal.

Who can attend and vote at this special meeting?

Shareholders of record, including shareholders of Exchangeable Shares (described below), at the close of business on September 15, 2006 are entitled to attend and vote at the meeting. Each share of our common stock is entitled to one vote on all matters to be voted on at the meeting, and can be voted only if the record owner is present to vote or is represented by proxy.

Exchangeable Shares are shares issued by our Canadian subsidiary, Jaldi Semiconductor Corporation. These Exchangeable Shares are the economic equivalent of Pixelworks’ common shares, and may be exchanged at any time for Pixelworks common stock on a one-for-one basis. We have one series of preferred stock designated as the Special Voting Share Series, of which there is one voting share issued and outstanding (Voting Share). The Voting Share entitles the Exchangeable Shares to vote on any matters that come before the Pixelworks common shareholders. The Voting Share is held in trust for the benefit of the holders of the Exchangeable Shares and provides the holders of the Exchangeable Shares with voting rights, among other rights, equivalent to those of Pixelworks’ common shareholders. The Voting Share entitles the holder of record to a number of votes equal to the number of Exchangeable Shares outstanding on the record date. As of September 15, 2006, the record date, there are 548,879 Exchangeable Shares outstanding.

What constitutes a quorum at the meeting?

The presence at the meeting, in person or represented by proxy, of the holders of a majority of the common stock outstanding on September 15, 2006, the record date, will constitute a quorum for purposes of the meeting. On the record date, 48,530,035 shares of common stock were outstanding. For purposes of determining whether a quorum exists, proxies received but marked “abstain” and so-called “broker non-votes” (described below) will be counted as present. A separate quorum for the shareholders of the Exchangeable Shares is not required, rather each Exchangeable Share is treated as one share of our common stock for purposes of determining whether a quorum exists.

How do I vote by proxy?

If you properly fill in your proxy card and we receive it in time to vote at the meeting, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed.

If you sign, date and return the proxy card but do not specify how your shares are to be voted, then your proxy will vote your shares FOR approval of the proposed option exchange program described in this proxy statement.

Can I change my vote after I return my proxy card?

Yes. You may change your vote at any time before your proxy is exercised. To change your vote you must:

•	Deliver to our corporate secretary a written notice revoking your earlier vote; or

•	Deliver to our transfer agent a properly completed and signed proxy card with a later date; or

•	Vote in person at the meeting.

Your attendance at the meeting will not be deemed to revoke a previously-delivered proxy unless you clearly indicate at the meeting you intend to revoke your proxy and vote in person.

How do I vote if my shares are held by my broker?

If your shares are held by your broker in “street name”, you will need to instruct your broker concerning how to vote your shares in the manner provided by your broker. If your shares are held in “street name” and you wish to vote them in person at the meeting, you must obtain from your broker a properly executed legal proxy, identifying you as a shareholder of the Company, authorizing you to act on behalf of the broker at the meeting.

What discretion does my broker have to vote my shares held in “street name”?

A broker holding your shares in “street name” must vote those shares according to any specific instructions it receives from you. In the absence of such instructions, your broker does not have discretion to vote your shares on the proposed option exchange program. Therefore, without receiving specific instructions from you, your broker will not vote your shares at the meeting, giving rise to what is called a “broker non-vote”. Shares represented by broker non-votes will be counted for purposes of determining whether a quorum is met for the transaction of business, but for purposes of determining the number of shares voting at the meeting, broker non-votes will not be counted as votes cast or shares voting.

How are votes counted?

The approval of the proposed option exchange program requires that the votes cast by the shares entitled to vote favoring approval exceed the votes cast opposing approval. Abstentions and broker non-votes, which are described above, will have no effect on the outcome of voting on this matter.

How is the Company soliciting proxies?

We bear the cost of preparing, assembling and mailing the proxy material relating to the solicitation of proxies by the Board of Directors for the meeting. In addition to the use of the mails, certain of our officers and regular employees may, without additional compensation, solicit proxies in person, by telephone or through other means of communication. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares, and will reimburse those record holders for their reasonable expenses in transmitting this material.

PROPOSAL TO APPROVE AN OPTION EXCHANGE PROGRAM

Overview

On August 1, 2006, our Board of Directors authorized, subject to shareholder approval, a program (the “exchange program”) that will permit our eligible employees to exchange certain options outstanding under the Old Stock Option Plans (“eligible options”) for a lesser number of stock options. The exchange program will be open to eligible employees of the Company and any of our subsidiaries designated for participation by the Compensation Committee of our Board of Directors. However, members of our Board of Directors and our current five most highly compensated executive officers (Allen Alley, Hans Olsen, Michael Yonker, John Lau and Richard Tobias) will not be eligible to participate.

The 2006 Plan contains a provision whereby the plan administrator may not reduce the exercise price of any outstanding option without shareholder approval. Additionally, a majority of the Old Stock Option Plans contain similar provisions. Although the new stock options will be issued under our 2006 Plan and the eligible options to be surrendered have been issued under one of the Old Stock Option Plans, we believe the nature of the proposed option exchange program is analogous to a reduction in the exercise price of outstanding options and have accordingly brought this matter to shareholder vote.

The ratio of shares subject to eligible options to new stock options will be 4-to-1. This exchange ratio is intended to result in the issuance of new stock options having an aggregate value no greater than the aggregate value of the stock options surrendered, determined using the Black-Scholes option valuation model described elsewhere herein. Each new stock option granted in the exchange program will have an exercise price equal to the fair market value of our common stock on the date of exchange and will vest 33% six-months from the last day of the month of the date of grant and ratably thereafter on a monthly basis over 12 months, provided that the grantee remains an employee of the Company as of each such date. The new stock options will have a term of seven years.

Options to purchase approximately 4,344,339 shares of our common stock will be eligible for exchange, and approximately 1,086,085 new stock options will be issued if all eligible options are surrendered in the exchange program. The exercise prices of the eligible options range from $4.75 to $39.00 per share, and these options are held by 373 employees. All eligible options were granted under our Old Stock Option Plans and the new stock options granted in connection with the exchange program will be granted under our 2006 Plan.

The exchange program will not take place unless it is approved by shareholders. If shareholder approval of the exchange program is not obtained, currently outstanding stock options will remain outstanding and in effect in accordance with their existing terms.

We believe the exchange program, if approved by the shareholders, will permit us:

•	To restore incentives for employees to remain with the Company and help motivate them to return the Company to profitability by issuing them new stock options at the market price of our common stock on the date of exchange that vest over 18 months; and

•	To reduce the equity award “overhang” represented by outstanding options that have high exercise prices and are no longer effective as performance and retention incentives.

Therefore the Board believes the proposed exchange program is favorable to the interests of our shareholders and unanimously recommends a vote “FOR” approval of the exchange program.

Reasons for the Exchange Program

Under the Old Stock Option Plans, we granted stock options annually to a substantial portion of our employees. When the Compensation Committee approves the grant of a stock option, it establishes the exercise price that the employee must pay to purchase shares of common stock when the option is exercised. The per share exercise price is set at the market price of a share of our common stock on the date the option is granted. Thus, an employee receives value only if he or she exercises an option and sells the purchased shares at a price that exceeds the option’s exercise price. The granting of stock options is intended to align the interests of our employees with those of our shareholders in terms of increasing the value of our common stock.

Our stock price has experienced a significant decline and volatility during the past year as a result of a number of factors affecting our business, including most recently, delays associated with new product introductions, relative weakness in the semiconductor industry and slower than expected transition of customers from older generation products to newer generation products. As a result, many of our employees hold options with exercise prices significantly higher than the current market price of our common stock. As of August 25, 2006, eligible employees held options for 4,344,339 shares with exercise prices ranging from $4.75 to $39.00, while the closing price of our common stock on the NASDAQ Global Market on that date was $2.47.

We believe these out-of-the-money options are no longer effective as performance and retention incentives. We believe that to enhance long-term shareholder value we need to maintain competitive employee compensation, incentive and retention programs. An equity stake in the success of the Company is a critical component of these programs. We believe the exchange program will provide us with an opportunity to restore for eligible employees an incentive to remain with us and contribute to the future growth and success of our business.

Moreover, many of the eligible options have been out-of-the-money for an extended period of time and, therefore, have not been exercised by our employees. Coupled with periodic grants of options to new and continuing employees, the number of shares subject to outstanding stock options has steadily increased as a percentage of our total shares of common stock outstanding, creating a significant equity award overhang. Under the proposed exchange program, participating employees will receive significantly fewer shares subject to new options granted than the number of shares subject to options surrendered. Because participating employees will exchange a greater number of options for a lesser number of options, the number of shares of stock subject to all outstanding stock options will be reduced, thereby reducing the equity award “overhang”. If all eligible options are exchanged in accordance with the 4-to-1 exchange ratio, eligible options for approximately 4,344,339 shares will be surrendered and cancelled, while approximately 1,086,085 new options will be issued, resulting in a net reduction in the equity award overhang by approximately 3,258,254 shares or approximately 7% of the number of shares of our common stock outstanding as of August 25, 2006. All eligible options that are not exchanged will remain outstanding and in effect in accordance with their existing terms.

Although we believe overall this option exchange program will be favorable for both the Company and our shareholders, there are potentially some negative effects. Additional stock-based compensation expense will likely be recognized in the Company’s consolidated statement of operations related to options exchanged pursuant to this option exchange program. Additionally, the likelihood that the new options will be exercised will increase because the new options will be issued at a current market price, causing an increase in the likelihood of potential dilution albeit on fewer shares.

Finally, we believe this option exchange program is favorable to employees as those employees who elect to participate will receive a new option grant at the then current market price of our common stock. On the other hand, such options will be exercisable for a fewer number of shares and will have a new vesting schedule. By participating in the exchange program, the employee will give up shares and receive a new vesting schedule. If the employee’s relationship with the Company terminates prior to the employee becoming vested in the new option grant, the employee may forfeit a greater number of shares than would have under their original option award.

Implementing the Exchange Program

We have not commenced the exchange program and will not do so unless our shareholders approve this proposal. Provided such approval is received, the exchange program will commence at a time determined by the Compensation Committee. It is currently anticipated that the exchange program will commence as promptly as practicable following approval of this proposal by our shareholders. However, even if the exchange program is approved by our shareholders, the Compensation Committee will retain the authority, in its discretion, to terminate or postpone the exchange program at any time prior to expiration of the election period under the exchange program.

Upon the commencement of the exchange program, eligible employees holding eligible options will receive written materials explaining the precise terms and timing of the exchange program (an “offer to exchange”). Employees will be given at least 20 business days to elect to exchange some or all of their eligible options for a new option award on a grant-by-grant basis. They will make this election by filling out an election form which will be distributed to them as part of the offer to exchange and submitting the form to our stock plan administrator within the 20 business day period (or such longer period as we choose to keep the offer to exchange open). After the offer to exchange is closed, eligible options that were surrendered for exchange will be cancelled, and the Compensation Committee will approve grants of new stock option awards to participating employees in accordance with the 4-to-1 exchange ratio. All such option awards will be granted under the 2006 Plan and will be subject to the terms of such plan.

At or before commencement of the exchange program, we will file the offer to exchange with the Securities and Exchange Commission (the “SEC”) as part of the tender offer statement on Schedule TO. Eligible employees, as well as shareholders and members of the public, will be able to obtain the offer to exchange and other documents we file with the SEC free of charge from the SEC’s website at www.sec.gov.

If you are both a shareholder and an eligible employee holding eligible options, please note that voting to approve the exchange program does not constitute an election to participate in the exchange program.

Description of the Exchange Program

Eligible Options.  As of August 25, 2006, options to purchase approximately 8,379,515 shares of our common stock were outstanding under all of our equity compensation plans. Of these, options to purchase 4,344,339 shares of common stock, having exercise prices ranging from $4.75 to $39.00, are held by eligible employees and would be eligible for exchange under the exchange program. The Compensation Committee will retain the discretion to adjust the minimum threshold exercise price of options eligible to participate in the exchange program if there is a significant change in the market price of our common stock preceding the commencement of the exchange program in comparison to the average market price used in determining the exchange ratio described under “Exchange Ratio” below. However, any options that have exercise prices less than the higher of (a) the minimum threshold price or (b) closing price of our common stock as reported on the NASDAQ Global Market on the last day of the election period under the exchange program will not be eligible options.

The 8,379,515 options that were outstanding as of August 25, 2006 have a weighted average exercise price of $9.03 per share and a weighted average remaining term of 7.5 years. Of these, the 4,344,339 eligible options have a weighted average exercise price of $9.95 per share and a weighted average remaining term of 7.6 years. The 4,035,176 options that were outstanding as of August 25, 2006 and are not eligible for the exchange program have a weighted average exercise price of $8.02 per share and a weighted average remaining term of 7.5 years.

Exchange Ratio.  Our objective in establishing a 4-to-1 exchange ratio is to provide that the new stock option awards granted in connection with the exchange program will have an aggregate value no greater than the aggregate value of the stock options surrendered. We calculated the aggregate fair value of the eligible options using the Black-Scholes option valuation model. The Black-Scholes model is a common method used for estimating the fair value of a stock option, and we use this model for determining stock-based compensation in our consolidated financial statements. For purposes of determining the aggregate fair value of eligible options in connection with the exchange program, the Black-Scholes option valuation model was used with the following factors: (a) the eligible options’ weighted average exercise price; (b) an assumed value of $2.76 per share of our common stock, which was the average closing price per share on the NASDAQ Global Market over the period from May 1, 2006 to August 25, 2006; (c) an expected volatility of our common stock price of 95%; (d) the remaining weighted average contractual life of eligible options; (e) a risk-free interest rate of 4.77%; and (f) no expected dividends. For purposes of determining the aggregate fair value of options to be issued in the exchange program, the Black-Scholes option valuation model was used with the following factors: (a) an assumed exercise price of $2.76, which was the average closing price per share on the NASDAQ Global Market over the period from May 1, 2006 to August 25, 2006; (b) an assumed value of $2.76 per share of our common stock, which was the average closing price per share on the NASDAQ Global Market over the period from May 1, 2006 to August 25, 2006; (c) an expected volatility of our common stock price of 95%; (d) the remaining contractual life of the stock option; (e) a risk-free interest rate of 4.77%; and (f) no expected dividends. According to these calculations, if all of the eligible options are exchanged for new options in accordance with the 4-to-1 exchange ratio, options to purchase approximately 4,344,339 shares, having an aggregate fair value of approximately $8,479,189, will be surrendered in exchange for options to purchase approximately 1,086,085 shares having an assumed fair value of approximately $2,470,596.

The total number of stock options a participating employee will receive with respect to a surrendered eligible option grant will be determined by dividing the number of shares subject to the surrendered option grant by four and rounding to the nearest whole share.

The valuation of the eligible options and the new options that may be issued in the exchange program was made and the exchange ratio was selected on the basis of our average stock price over the period from May 1, 2006 to August 25, 2006. While it is our objective that the new stock option awards granted in connection with the exchange program have an aggregate value no greater than the aggregate value of the stock options surrendered, use of a fixed exchange ratio will result in certain specific option grants having a lesser fair value (based on the Black-Scholes option valuation model using the assumptions described above) than the value of the new stock option granted in exchange (based on the Black-Scholes option valuation model using the assumptions described above). The Compensation Committee will retain the discretion to adjust the threshold exercise price of options eligible to participate in the exchange program and the exchange ratio if there is a significant change in the market price of our common stock preceding the commencement of the exchange program in comparison to the average market price used in selecting the 4-to-1 exchange ratio. However, in no event will we grant new stock option awards in connection with the exchange program having an aggregate value (based on the Black-Scholes option valuation model using the assumptions described above) greater than the aggregate fair value of the stock options surrendered (based on the Black-Scholes option valuation model using the assumptions described above).

Election to Participate.  Participation in the exchange program will be voluntary. Eligible employees will have an election period of at least 20 business days from the commencement of the offer to exchange in which to determine whether they wish to participate.

Vesting of New Stock Options.  Of the 4,344,339 eligible options, 2,062,777 are vested as of August 25, 2006. The unvested eligible options of 2,281,562 vest over a weighted average remaining vesting period of 17 months from the estimated date of exchange. Approximately 91% of the eligible options will be past their first year anniversary at the estimated date of exchange. The new stock option awards granted in the exchange program will be completely unvested at the time they are granted. They will vest 33% six-months from the last day of the month of the date of grant and ratably thereafter on a monthly basis over 12 months, provided the grantee remains employed by us as of each such date. A participant in the exchange program will forfeit any portion of the options surrendered that remains unvested at the time his or her employment with us terminates for any reason. The new stock option awards would have a term of seven years.

Effect on the 2006 Plan.  As of August 25, 2006, 3,408,020 shares of common stock were available for future grant under the 2006 Plan. The eligible options subject to the exchange program were all granted under the Old Stock Option Plans, so any shares subject to outstanding awards granted under the Old Stock Option Plans that are cancelled pursuant to the exchange program will not be added to the number of shares available for issuance under the 2006 Plan. Upon adoption of the 2006 Plan by our shareholders on May 23, 2006, the 2006 Plan replaced our Old Stock Option Plans and the Board’s authority to make further grants under the Old Stock Option Plans terminated, although previously granted awards under the Old Stock Option Plans remain outstanding according to their terms. Assuming all of the eligible options are surrendered and cancelled pursuant to the exchange program and new stock option awards are granted in accordance with the 4-to-1 exchange ratio, the number of shares available for issuance under the 2006 Plan would be reduced by approximately 1,086,085, leaving approximately 2,321,935 shares available for issuance under the 2006 Plan.

Potential Modification to Exchange Program to Comply with Governmental Requirements.  The terms of the exchange program will be described in an offer to exchange that will be filed with the SEC. Although we do not anticipate that the SEC would require us to modify the terms materially, it is possible that we will need to alter the terms of the exchange program to comply with comments from the SEC. In addition, we intend to make the exchange program available to our employees who are located outside the United States, where permitted by local law and where we determine it is feasible and practical to do so. It is possible that we may need to make modifications to the terms offered to employees in countries outside the U.S. to comply with local requirements, or for tax or accounting reasons.

New Plan Benefits

Because the decision whether to participate in the exchange program is completely voluntary, we are not able to predict who or how many employees will elect to participate, how many options will be surrendered for exchange or the number of new stock options that may be issued. As noted above, members of our Board of Directors and our five most highly compensated executive officers (including our chief executive officer) are not eligible to participate in the exchange program.

The information in the following table assumes that all of the eligible options are exchanged and new stock option awards are granted in accordance with the 4-to-1 exchange ratio:

	Eligible Options			New Options
			Exercise			Exercise
Name and Position	Value(1)	Number	Prices	Value(1)	Number	Prices

Allen Alley,	—	—	—	—	—	—
President and Chief Executive
Officer(2)
Hans Olsen,	—	—	—	—	—	—
Executive Vice President and
Chief Operating Officer(2)
Michael Yonker,	—	—	—	—	—	—
Vice President and
Chief Financial Officer(2)
John Lau,	—	—	—	—	—	—
Vice President, Operations(2)
Richard Tobias,	—	—	—	—	—	—
Vice President and
Chief Technology Officer(2)
All executive officers as a group(3)	$2,559,819	1,286,792	$5.02 - $18.19	$731,790	321,698		(5)
All non-executive officer directors(4)	—	—	—	—	—	—
Employees as a group (excluding executive officers)	5,919,370	3,057,547	$4.75 - $39.00	1,738,806	764,387		(5)

(1)	The estimated values of the eligible and new options were calculated using the Black-Scholes option valuation model, using the assumptions described under the heading “Description of the Exchange Program — Exchange Ratio”.

(2)	None of our five most highly compensated executive officers are eligible to participate in the option exchange program. For purposes of determining which executives should be deemed the five most highly compensated executive officers, we considered the executives’ 2006 annual base salary, length of service expected for 2006 and bonuses paid to date relating to the 2006 fiscal year. Any bonus expected to be paid pursuant to our 2006 Management Bonus Plan was not considered in this determination. Accordingly, the Named Executive Officers in our 2007 proxy statement for the year ending December 31, 2006 may differ from those excluded from this option exchange program.

(3)	Excludes our five most highly compensated executive officers (including our chief executive officer), who are not eligible to participate in the exchange program. See (2) above.

(4)	Members of our Board of Directors will not be eligible to participate in the exchange program.

(5)	The exercise price will be equal to the fair market value of our common stock on the date of exchange and, accordingly, cannot be determined at this time.

Summary of U.S. Federal Income Tax Consequences

The exchange of eligible options for new stock options pursuant to the exchange program should be treated as a non-taxable exchange and the Company, our shareholders and our employees generally should recognize no income for U.S. federal tax purposes upon the surrender of eligible options and the grant of new stock options. The tax consequences for participating non-U.S. employees may differ from the U.S. federal income tax consequences.

Accounting Impact

On January 1, 2006, we adopted the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”). Under SFAS 123R we expect to recognize the incremental compensation cost of the new stock option awards granted in the exchange program. The incremental compensation cost will be measured as the excess, if any, of the fair value of each new stock option award granted to employees in exchange for surrendered stock options, measured as of the date such awards are granted, over the fair value of the original stock option grant surrendered in exchange for such awards, measured immediately before the exchange. The incremental and remaining compensation expense associated with the exchange program will be recognized over the service period of such awards. If any portion of the new stock option awards granted is forfeited prior to the completion of the service condition due to termination of employment, the compensation cost for the forfeited portion of the new stock option award will not be recognized.

Effect on Shareholders

We are unable to predict the impact of the exchange program on our shareholders because we are unable to predict how many or which employees will exchange their eligible options. The exchange program was designed to be no less than value neutral to our shareholders and to reduce the dilution in ownership from outstanding equity awards. If all of the eligible options are exchanged pursuant to the exchange program in accordance with the 4-to-1 exchange ratio, eligible options for approximately 4,344,339 shares will be surrendered and cancelled, while new stock option awards of approximately 1,086,085 will be issued, resulting in a net reduction in the equity award overhang by approximately 3,258,254 shares, or approximately 7%, of the number of shares of our common stock outstanding as of August 25, 2006.

Equity Compensation Plans

The following table provides information as of December 31, 2005 with respect to the shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans:

			Number of
			Securities
	Number of		Remaining
	Securities to be	Weighted	Available for
	Issued Upon	Average	Issuance Under
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding Securities
Plan Category	Options(2)	Options	in First Column)(3)

Equity Compensation Plans Approved by Shareholders(1)	5,207,210	$10.83	4,818,641
Equity Compensation Plans Not Approved by Shareholders(4)	3,956,272	$9.12	358,501

Total	9,163,482	$10.09	5,177,142

(1)	Consists of the Company’s 1997 Plan and 2000 Employee Stock Purchase Plan (the “ESPP”).

(2)	Excludes purchase rights under the ESPP, which has a shareholder-approved reserve of 1,700,000 shares at December 31, 2005. Under the ESPP, each eligible employee may purchase shares of the Company’s common stock at semi-annual intervals at a purchase price per share equal to 85% of the lower of (i) the fair market value of the common stock on the offering date or (ii) the fair market value on the semi-annual purchase date.

(3)	Includes shares available for future issuance under the ESPP. As of December 31, 2005, an aggregate of 851,923 shares of common stock were available for issuance under the ESPP. Upon adoption of the 2006 Plan, the number of securities remaining available for issuance under our 1997 Plan and 2001 Plan terminated.

(4)	Consists of the Company’s 2001 Plan, which allowed for option grants to employees and consultants (not officers and directors) of the Company, the Equator Technologies, Inc. (“Equator”) 1996 Stock Option Plan and individual stock option plans assumed in connection with our acquisition of Equator.

The following table provides information as of August 25, 2006 with respect to the shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans:

			Number of
			Securities
	Number of		Remaining
	Securities to be	Weighted	Available for
	Issued Upon	Average	Issuance Under
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding Securities
Plan Category	Options(2)	Options	in First Column)(3)

Equity Compensation Plans Approved by Shareholders(1)	5,795,653	$8.56	3,899,452
Equity Compensation Plans Not Approved by Shareholders(4)	2,583,862	$10.09	—

Total	8,379,515	$9.03	3,899,452

(1)	Consists of the Company’s 2006 Plan, 1997 Plan, and the ESPP. Upon adoption of our 2006 Plan by our shareholders, which was effective May 23, 2006, we are no longer permitted to grant awards under our 1997 Plan.

(2)	Excludes purchase rights under the ESPP, which has a shareholder-approved reserve of 1,700,000 shares at August 25, 2006. Under the ESPP, each eligible employee may purchase shares of the Company’s common stock at semi-annual intervals at a purchase price per share equal to 85% of the lower of (i) the fair market value of the common stock on the offering date or (ii) the fair market value on the semi-annual purchase date.

(3)	Includes shares available for future issuance under the ESPP and the 2006 Plan. As of August 25, 2006, an aggregate of 491,432 shares of common stock were available for issuance under the ESPP. Upon approval of the adoption of our 2006 Plan, we are no longer permitted to grant awards under our 1997 Plan and 2001 Plan and the Equator 1996 Stock Option Plan and individual stock option plans assumed in connection with our acquisition of Equator.

(4)	Consists of the Company’s 2001 Plan, which allows for option grants to employees and consultants (not officers and directors) of the Company, the Equator 1996 Stock Option Plan and individual stock option plans assumed in connection with our acquisition of Equator. Upon adoption of our 2006 Plan by our shareholders, which was effective May 23, 2006, we are no longer permitted to grant awards under these equity compensation plans.

VOTING SECURITIES

Who owns more than 5% of our outstanding common stock?

On August 31, 2006, there were 48,508,947 shares of our common stock outstanding. The 48,508,947 shares of common stock outstanding includes 548,879 Exchangeable Shares. On that date, to our knowledge there were three shareholders who beneficially owned more than 5% of our common stock. The table below contains information, as of that date (except as noted below), regarding the beneficial ownership of these persons or entities. Unless otherwise indicated, we believe that each of the persons or entities listed below has sole voting and investment power with respect to all shares of common stock indicated.

	Number of
	Shares
	Beneficially		Percentage of
Name and Address of Beneficial Owner	Owned		Shares

Mazama Capital Management, Inc.	11,639,655	(1)	24.0%
One Southwest Columbia Street, Suite 1500 Portland, Oregon 97258
Kennedy Capital Management, Inc.	4,028,360	(2)	8.3%
10829 Olive Boulevard St. Louis, Missouri 63141
Mac-Per-Wolf Company	2,651,446	(3)	5.5%
310 South Michigan Avenue, Suite 2600 Chicago, Illinois 60604

(1)	This information as to beneficial ownership is based on a Schedule 13G/A filed by Mazama Capital Management, Inc. (“Mazama”) with the SEC on February 8, 2006. The Schedule 13G/A states that Mazama is the beneficial owner of 11,639,655 shares of Common Stock over which it has sole voting power over 6,611,350 shares and sole dispositive power over 11,639,655 shares.

(2)	This information as to beneficial ownership is based on a Schedule 13G/A filed by Kennedy Capital Management, Inc. (“Kennedy Capital”) with the SEC on September 8, 2006. The Schedule 13G/A states that Kennedy Capital is the beneficial owner of 4,028,360 shares of Common Stock over which it has sole voting power over 3,724,220 shares and sole dispositive power over 4,028,360 shares.

(3)	This information as to beneficial ownership is based on a Schedule 13G/A filed by Mac-Per-Wolf Company (“Mac-Per-Wolf”) on February 15, 2006 and Schedule 13G filed by Janus Capital Management LLC (“Janus”) on February 14, 2006 with the SEC.

The Schedule 13G/A states that Mac-Per-Wolf is the beneficial owner of 2,651,446 shares of Common Stock over which it has sole voting power over 75,846 shares, shared voting power over 2,575,600 shares, sole dispositive power over 75,846 shares, and shared dispositive power over 2,575,600 shares.

The Schedule 13G states that Janus is the beneficial owner of 2,575,600 shares of Common Stock over which it has shared voting power over 2,575,600 shares and shared dispositive power over 2,575,600 shares.

The holdings of Janus have been aggregated with those reported by Mac-Per-Wolf as Janus has an indirect ownership interest in Perkins, Wolf, McDonnell and Company, LLC (“PWMC”), in which Mac-Per-Wolf holds a majority interest. PWMC and Janus are investment advisers that furnish investment advice to certain individual and institutional clients (collectively, the “Managed Portfolios”). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, PWMC may be deemed to be the beneficial owner of 2,575,600 shares or 5.5% of the shares outstanding of Pixelworks common stock held by such Managed Portfolios.

How much stock do the Company’s directors and executive officers own?

The following information is furnished as of August 31, 2006, with respect to common stock beneficially owned by: (i) directors, including our chief executive officer; (ii) our four most highly compensated executive officers other than the chief executive officer; and (iii) all directors and executive officers as a group. Unless otherwise indicated, the individuals named below held sole voting and investment power over the shares listed.

	Number of
	Shares
	Beneficially	Percentage of
Name and Address of Beneficial Owner(1)	Owned(2)	Shares

Mark Christensen	29,167	*
James Fiebiger	10,000	*
C. Scott Gibson	92,740	*
Frank Gill	99,659	*
Daniel Heneghan	10,000	*
Bruce Walicek	24,167	*
Allen Alley	2,156,933	4.4%
Hans Olsen	536,250	1.1%
Michael Yonker	1,250	*
John Lau	224,129	*
Richard Tobias	71,779	*
Directors and Executive Officers as a Group (16 persons)	3,935,708	7.8%

*	Less than 1%.

(1)	Unless otherwise indicated, the address is c/o Pixelworks, Inc., 8100 SW Nyberg Road, Tualatin, Oregon 97062.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting power and investment power with respect to shares. Shares that a person or group has the right to acquire within 60 days after August 31, 2006 are deemed to be outstanding in calculating the percentage ownership of the person or group but are not deemed to be outstanding as to any other person or group. The number of stock options that are exercisable within 60 days of August 31, 2006 are as follows: Mark Christensen, 14,167; James Fiebiger, 0; C. Scott Gibson, 64,740; Frank Gill, 84,376; Daniel Heneghan, 0; Bruce Walicek, 14,167; Allen Alley, 346,250; Hans Olsen, 436,250; Michael Yonker, 0; John Lau, 208,250; and, Richard Tobias, 71,779.

EXECUTIVE COMPENSATION

How were the executive officers compensated for fiscal year 2005?

The following table sets forth all compensation paid to, earned by or awarded by the Company, with respect to the last three fiscal years to the Chief Executive Officer, four other most highly compensated executive officers at December 31, 2005 whose annual compensation exceeded $100,000, and one additional officer who would have qualified as one of the four most highly compensated executive officers had he been employed as of December 31, 2005 (collectively, the “Named Executive Officers”).

				Long-Term Compensation
				Stock	All
		Annual Compensation		Options	Other
Name and Position	Year	Salary	Bonus	Granted (#)	Compensation

Allen H. Alley	2005	$306,346	$38,350	100,000	$—
President and Chief Executive Officer	2004	295,558	210,500	100,000	—
	2003	279,015	172,000	100,000	—
Hans H. Olsen	2005	259,615	32,500	85,000	—
Executive Vice President and	2004	259,652	176,250	100,000	—
Chief Operating Officer	2003	234,615	145,000	100,000	—
Jeffrey B. Bouchard(1)	2005	203,673	12,719	40,000	—
Vice President, Finance and	2004	188,615	72,250	40,000	—
Chief Financial Officer	2003	176,599	60,000	50,000	—
Marc W. Fleischmann(2)	2005	152,163	—	25,000	210,000
Senior Vice President, Engineering	2004	204,846	47,250	40,000	—
	2003	197,801	38,500	25,000	—
Richard Tobias(3)	2005	161,231	140,000	200,000	—
Vice President and	2004	—	—	—	—
Chief Technology Officer	2003	—	—	—	—
Hongmin (Bob) Zhang	2005	211,120	13,125	50,000	—
Vice President, Technology	2004	204,971	45,000	—	—
	2003	185,348	59,195	150,000	—

(1)	Mr. Bouchard resigned from the Company effective February 10, 2006.

(2)	Mr. Fleischmann served as the Company’s Senior Vice President, Engineering until August 2, 2005. He received a payment of $210,000 upon termination.

(3)	Mr. Tobias joined the Company on May 18, 2005.

Executive Officer Stock Option Grants in Last Fiscal Year

The following table sets forth information concerning the award of stock options to the Named Executive Officers during the year ended December 31, 2005:

	Number of				Potential Realizable Value
	Securities	Percent of	Exercise		at Assumed Annual Rates
	Underlying	Total Options	Price		of Stock Price Appreciation
	Options	Granted in	per	Expiration	for Option Term(3)
	Granted(1)	2005(2)	Share	Date	5% ($)	10% ($)

Allen H. Alley	100,000	3%	$9.48	3/4/2015	$596,192	$1,510,868
Hans H. Olsen	85,000	2%	9.48	3/4/2015	506,763	1,284,238
Jeffrey B. Bouchard	40,000	1%	9.48	(4)	238,477	604,347
Marc W. Fleischmann	25,000	1%	9.48	(5)	—	—
Richard Tobias	200,000	5%	8.07	5/18/2015	1,015,036	2,572,300
Hongmin (Bob) Zhang	50,000	1%	9.48	3/4/2015	298,096	755,434

(1)	Options granted under the plans must generally be exercised while the individual is an employee, and within ten years from the date of grant. On the new hire vesting schedule, each option becomes exercisable at a rate of 25% on the first anniversary date of the grant and 2.083% per month thereafter for a total of thirty-six additional increments, unless otherwise specified at the time of grant. On the merit vesting schedule, options become exercisable monthly for a period of four years, with 10% becoming exercisable in the first year, 20% becoming exercisable in the second year, 30% becoming exercisable in the third year and 40% becoming exercisable in the fourth year.

(2)	Calculation of percent of total options granted in 2005 includes options exchanged in connection with the acquisition of Equator Technologies, Inc. of 1,263,417.

(3)	The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of our common stock compounded annually for the ten-year period. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock and overall stock market conditions. There can be no assurance that our common stock will appreciate at any particular rate or at all in future years.

(4)	Mr. Bouchard resigned effective February 10, 2006. As a result of his termination, the number of securities underlying options granted of 36,333 were canceled February 10, 2006. The number of securities underlying options granted of 3,667 expired May 10, 2006.

(5)	As a result of Mr. Fleishmann’s termination, the number of securities underlying options granted of 24,167 and 833 were canceled August 2, 2005 and November 2, 2005, respectively.

Executive Officer Option Exercises and Year-End Option Values

The following table indicates for each of the Named Executive Officers: (i) stock options exercised during the year ended December 31, 2005, including the value realized on the date of exercise; (ii) the number of securities underlying vested (exercisable) stock options and the number of shares underlying unvested (unexercisable) stock options as of December 31, 2005; and (iii) the value of vested and unvested “in-the-money” options as of December 31, 2005.

			Number of
			Securities Underlying		Value of Unexercised
	Shares		Unexercised Options at		In-the-Money Options at
	Acquired on	Value	December 31, 2005		December 31, 2005(1)
	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Allen H. Alley	—	$—	274,584	209,166	$162,675	$—
Hans H. Olsen	—	—	337,209	235,291	—	—
Jeffrey B. Bouchard	—	—	164,730	87,999	109,919	—
Marc W. Fleischmann	—	—	—	—	—	—
Richard Tobias	—	—	—	200,000	—	—
Hongmin Zhang	—	—	333,758	147,242	—	—

(1)	Based on the closing market value of our common stock of $5.08 on December 30, 2005.

Pixelworks Change of Control Resolutions

The Board of Directors adopted resolutions on March 22, 2002, approving a change of control and severance program for executive officers and directors. Under the terms of the resolutions, upon a change of control, we will accelerate the vesting schedule of the options held by the executive officer or director that would have vested during the next 12 months according to the vesting schedule associated with such options. In addition, upon a change of control, and the termination of an executive officer, or a substantial change in the executive officer’s responsibilities within three months prior to or 12 months following the change of control, the terminated officer will be entitled to severance payments equal to six months of his base salary as in effect on the date of such termination and continuation of medical insurance benefits for a period of six months from the date of termination.

Bouchard Employment Agreement

In December 1999 we entered into an employment agreement with Jeffrey B. Bouchard, our former Vice President, Finance and Chief Financial Officer. In consideration for his services, we agreed to pay Mr. Bouchard an annual salary of $140,000, plus the Company’s standard employee benefits. In addition, we granted Mr. Bouchard options for 225,000 shares of common stock pursuant to the Company’s 1997 Plan. The agreement provided that if we terminated Mr. Bouchard’s employment without cause (which is defined as termination for other than committing a criminal, fraudulent or grossly negligent act, misappropriation of our assets or willful failure to perform his duties) then he would be entitled to severance pay of three months salary. The agreement also provided that if we sold all of our assets or were merged into another company which was not under the control of our shareholders, then pursuant to Mr. Bouchard’s stock options, he would be entitled to his options which had already vested as well as an automatic vesting of the options he would have been entitled to receive over the twelve months following a merger or sale. As a condition of his employment, Mr. Bouchard entered into our standard employee nondisclosure agreement pursuant to which he may not divulge any of our proprietary information other than as permitted as part of his employment with us.

Effective February 10, 2006, Mr. Bouchard resigned, at which time his employment agreement was terminated.

DIRECTORS’ COMPENSATION

How are directors compensated?

Newly-elected, non-employee members of our Board receive an option grant to purchase 40,000 shares of our common stock upon election. Incumbent directors receive an option grant to purchase 10,000 shares of our common stock upon re-election to the Board. Options are granted with exercise prices equal to the fair market value of our common stock on the date of grant.

Each non-employee director receives cash compensation as follows:

•	$6,250 per quarter for service on the Board;

•	$2,500 per quarter for service by the Lead Director or Non-Management Chairperson;

•	$1,000 per quarter for service on the Audit Committee, with the exception of the Chairperson, who receives $3,500 per quarter;

•	$500 per quarter for service on the Compensation Committee, with the exception of the Chairperson, who receives $1,000 per quarter; and

•	$500 per quarter for service on the Corporate Governance and Nominating Committee, with the exception of the Chairperson, who receives $1,000 per quarter.

Directors who are also employees of the Company receive no additional compensation for serving on the Board of Directors.

Other Arrangements

During 2005, the Company was provided consulting services by Bruce Walicek, who is a director, prior to his election to the Board of Directors in May 2005. Fees for Mr. Walicek’s consulting services totaled $37,500 in 2005.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some shareholder proposals may be eligible for inclusion in the Company’s 2007 Proxy Statement. Any such proposal must be received by the Company not later than December 11, 2006. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities law. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s Proxy Statement.

Alternatively, under the Company’s bylaws, a proposal or nomination that a shareholder does not seek to include in the Company’s Proxy Statement pursuant to Rule 14a-8 may be delivered to the Secretary of the Company not less than 60 days or more than 90 days prior to the date of an Annual Meeting. In the event we provide notice or public disclosure of the date of the Annual Meeting less than 60 days prior to the date of the Annual Meeting, shareholders may submit a proposal or nomination not later than the 10th day following the day on which we gave notice of the Annual Meeting date.

A shareholders’ submission must include certain specific information concerning the proposal or nominee, as the case may be, and information as to the shareholder’s ownership of common stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a shareholder.

OTHER MATTERS

No other business may be presented at this special meeting of shareholders.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/  Allen H. Alley
Allen H. Alley
Chairman of the Board, President and
Chief Executive Officer

Tualatin, Oregon
October 5, 2006

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT PIXELWORKS SHAREHOLDERS VOTE FOR THE PROPOSAL BELOW.

Please Mark Here
for Address
Change or
Comments
SEE REVERSE SIDE
		FOR	AGAINST	ABSTAIN
Proposal:	Approve the proposed stock option exchange program described in proxy statement	☐	☐	☐
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.
Please sign and date as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. Joint owners should each sign. The undersigned acknowledges receipt from Pixelworks, prior to the execution of this proxy, of the Notice of Special Meeting of Shareholders and the Proxy Statement with respect thereto and hereby revokes any proxy or proxies previously given.

Signature	Signature	Date

FOLD AND DETACH HERE
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/ pxlw Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540- 5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

PIXELWORKS, INC.
PROXY FOR SPECIAL MEETING OF SHAREHOLDERS OCTOBER 26, 2006
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Allen H. Alley and Michael D. Yonker, proxy with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Special Meeting of Shareholders of Pixelworks, Inc. to be held on October 26, 2006 and any adjournments thereof, with all powers that the undersigned would possess if personally present.
     Whether or not you expect to attend the special meeting, please vote your shares. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE
You can now access your Pixelworks, Inc. account online.
Access your Pixelworks, Inc. shareholder account online via Investor ServiceDirect® (ISD).
Mellon Investor Services LLC, Transfer Agent for Pixelworks, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN
Visit us on the web at http://www.melloninvestor.com
Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

NOTICE TO EXCHANGEABLE SHAREHOLDERS

Our records show that you own exchangeable shares (“Exchangeable Shares”) in the capital of Jaldi Semiconductor Corporation (“Jaldi”), a Canadian company. The Exchangeable Shares provide you with economic and voting rights which are, as nearly as practicable, equivalent to those of holders of shares of common stock of Pixelworks, Inc. (“Pixelworks” or “the Company”), the U.S. parent of Jaldi. These rights include the right to attend and vote at meetings of the common shareholders of Pixelworks. The Company will be holding a special meeting (the “Special Meeting”) of its common shareholders on October 26, 2006 to approve the Stock Option Exchange Program.

At such Special Meeting you will have voting rights, as described below, equal to the number of Exchangeable Shares you hold. You are permitted to instruct CIBC Mellon Trust Company, the Trustee under the Voting and Exchange Trust Agreement, as to how the Trustee is to vote your Exchangeable Shares at the Special Meeting of Pixelworks. If you do not give voting instructions, the Trustee will not be entitled to exercise the voting rights attached to your Exchangeable Shares. Alternatively, you may instruct the Trustee to give you, or a person designated by you, a proxy to exercise personally the voting rights attached to your Exchangeable Shares. To instruct the Trustee as to how you wish to exercise your voting rights, you must complete, sign, date and return the enclosed voting instruction card to the Trustee by 2:00 p.m., Eastern Daylight Time on October 24, 2006. Whether or not you plan to attend, please sign, date and return the voting instruction card in the envelope provided in order to ensure that your Exchangeable Shares are represented at the Special Meeting.

You have the right to revoke any instructions to the Trustee by giving written notice of revocation to the Trustee or by executing and delivering to the Trustee a later-dated voting instruction card. No notice of revocation or later-dated voting instruction card however, will be effective unless received by the Trustee prior to 2:00 p.m., Eastern Daylight Time on October 24, 2006.

Information Relating to Pixelworks

Exchangeable Shares are exchangeable on a one-for-one basis for shares of common stock of Pixelworks and you, as a holder of Exchangeable Shares, are entitled to receive dividends from Pixelworks payable at the same time as, and equivalent to on a per-share basis, any dividends paid by Pixelworks to holders of its common stock. As a result of the economic and voting equivalency between the Exchangeable Shares and shares of common stock of Pixelworks, you, as a holder of Exchangeable Shares, will have a participating interest determined by reference to Pixelworks not Jaldi. Accordingly, it is information relating to Pixelworks that is relevant to you. Enclosed in this package is Pixelworks’ Proxy Statement, which we urge you to read carefully.

Tualatin, Oregon
October 5, 2006

Pixelworks, Inc. > 8100 SW Nyberg Road > Tualatin, OR 97062 USA > Tel:503.454.1750 > Fax:503.612.0848 > www.pixelworks.com

VOTING INSTRUCTION CARD

DIRECTION GIVEN BY REGISTERED HOLDERS OF EXCHANGEABLE SHARES OF
JALDI SEMICONDUCTOR CORPORATION FOR THE OCTOBER 26, 2006 SPECIAL
MEETING OF SHAREHOLDERS OF PIXELWORKS, INC.

The undersigned, having read the Notice of Special Meeting of Shareholders regarding the special meeting (the “Special Meeting”) of common shareholders of Pixelworks, Inc. (“Company”) to be held at the Company’s principal executive offices located at 8100 SW Nyberg Road, Tualatin, Oregon on October 26, 2006 at 2:00 p.m., Pacific Daylight Time, the Proxy Statement dated October 5, 2006, and the accompanying Notice to Exchangeable Shareholders, receipt of each of which is hereby acknowledged, does hereby instruct and direct CIBC Mellon Trust Company (the “Trustee”), pursuant to the provisions of the Voting and Exchange Trust Agreement (the “Agreement”) dated as of September 6, 2002, among Jaldi Semiconductor Corporation of Canada (“Jaldi”), the Company, Pixelworks Nova Scotia Company and the Trustee, as follows:

PLEASE NOTE: IF NO DIRECTION IS MADE AND YOU SIGN BELOW, THE TRUSTEE IS HEREBY AUTHORIZED AND DIRECTED TO VOTE FOR THE PROPOSAL BELOW.

PLEASE SELECT ONE OF A, B OR C:

☐ A.	Exercise or cause to be exercised, whether by proxy given by the Trustee to a representative of the Company or otherwise, the undersigned’s voting rights at the Special Meeting, or any postponement or adjournment thereof, as follows:

Proposal — Approval of Stock Option Exchange Program:

☐ FOR          ☐ AGAINST          ☐ ABSTAIN

IF YOU HAVE SELECTED ALTERNATIVE A, PLEASE GO DIRECTLY TO THE
SIGNATURE LINE ON THIS VOTING INSTRUCTION CARD.

☐ B.	Deliver a proxy card to the undersigned at the Special Meeting with respect to all Exchangeable Shares of Jaldi held by the undersigned on the record date for the Special Meeting so that the undersigned may exercise personally the undersigned’s voting rights at the Special Meeting or any postponement or adjournment thereof.

IF YOU HAVE SELECTED ALTERNATIVE B, PLEASE GO DIRECTLY TO THE SIGNATURE LINE ON THIS VOTING INSTRUCTION CARD.

☐ C.	Deliver a proxy card to to attend and act for and on behalf of the undersigned at the Special Meeting with respect to all the Exchangeable Shares of Jaldi held by the undersigned on the record date for the Special Meeting with all the powers that the undersigned would possess if personally present and acting thereat, including the power to exercise the undersigned’s voting rights at the Special Meeting or any postponement or adjournment thereof.

IF YOU HAVE SELECTED ALTERNATIVE C, PLEASE GO DIRECTLY TO THE
SIGNATURE LINE ON THIS VOTING INSTRUCTION CARD.

SIGNATURE

Executed on the                     day of     , 2006

Signature: _ _

Print Name: _ _

NOTES:

(1)	A shareholder has the right to appoint a person to represent him/her at the Special Meeting by inserting in the space provided in Alternative C the name of the person the shareholder wishes to appoint. Such person need not be a shareholder.

(2)	To be valid, this Voting Instruction Card must be signed and deposited with CIBC Mellon Trust Company, P.O. Box 721, Agincourt, Ontario, M1S 0A1 in the enclosed return envelope or, if delivered by person, presented to their offices at 320 Bay Street, Banking Hall, Toronto, Ontario, M5H 4A6, or by fax to (416) 368-2502 prior to 2:00 p.m., Eastern Daylight Time, on October 24, 2006 or, if the Special Meeting is adjourned, 48 hours (excluding Sundays and holidays) before any adjourned Special Meeting.

(3)	If the shareholder is an individual, please sign exactly as your Exchangeable Shares are registered.

If Exchangeable Shares are registered in the name of an executor, administrator or trustee, please sign exactly as the Exchangeable Shares are registered. If the Exchangeable Shares are registered in the name of the deceased or other shareholder, the shareholder’s name must be printed in the space provided. This voting instruction card must be signed by the legal representative with his/her name printed below his/her signature and evidence of authority to sign on behalf of the shareholder must be attached to this voting instruction card.

(4)	If a share is held by two or more persons, each should sign this Voting Instruction Card.

(5)	If this Voting Instruction Card is not dated in the space provided, it is deemed to bear the date on which it is mailed to the shareholder.